UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 14, 2009
SPARTON CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-1000 (Commission File Number)	38-1054690 (IRS Employer Identification No.)

2400 East Ganson Street
Jackson, Michigan	49202
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (517) 787-8600
N/A
(Former Name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On August 14, 2009, Sparton Corporation (the “Company”) issued a Press Release announcing that it has been notified that Bradley O. Smith will not seek re-election to the Company’s board of directors at the Company’s upcoming annual shareholders’ meeting later this year, and that James N. DeBoer will retire from the board of directors upon the completion of his term, effective as of the date of the Company’s next annual shareholders’ meeting.
     Mr. Smith has served as a member of the Company’s board of directors since 1998 and was chairman of the Company’s board of directors from 2000 through 2008.
     Mr. DeBoer has served as a member of the Company’s board of directors since 1971 and also served as general counsel for the Company in the late 1960s.
     The foregoing description of the Press Release is qualified in its entirety by reference to the Press Release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release Dated August 14, 2009 issued by Sparton Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPARTON CORPORATION
Dated: August 19, 2009	By:	/s/ Cary B. Wood
Cary B. Wood, President and Chief Executive Officer

Index to Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release Dated August 14, 2009 issued by Sparton Corporation.